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Exhibit 10.01

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT ("Agreement") is entered into effective this 3rd day of January, 2000, by and between DRYDEN INDUSTRIES, INC., a Utah corporation, in good standing, with offices at 22 S. Links Ave. #204, Sarasota, FL 34236 ("Buyer") and each of the undersigned partners (the "Partners") of VISTA PHOTOGRAPHIC & VIDEO GROUP, LTD., a Texas limited partnership, in good standing, with offices at 4505 Ratliff Lane Dallas, TX 75248 (the "Partnership"), based on the following:

PREMISES

A. The Partnership is a business with assets which include (i) a going-concern business in the video production and Internet media streaming industries, (ii) video production equipment, (iii) customer accounts and relationships with respect to the foregoing business, (iv) office furniture and fixtures, and (v) certain cash and accounts receivable as per Schedule
1.01 (the "Assets").

B. Each of the Partners desires to contribute his entire respective ownership interest (the "Partnership Interest") in the Partnership to Buyer in exchange for shares of the common stock, $0.001 par value, of Buyer (the "Common Stock"), and other good and valuable consideration as set forth herein.

C. The Partners are the only partners of the Partnership, and no other person or entity has an interest in the Partnership or in the respective Partnership Interests of the Partners.

D. The parties have reached an agreement as to the terms of the foregoing contribution of the Partnership Interests and desire to set forth in this Agreement the details of those terms.

AGREEMENT

NOW THEREFORE, based on the above premises and in consideration of the mutual covenants, representations, and warranties set forth below and the mutual benefits to be derived from the transactions contemplated by this Agreement, it is agreed as follows:

ARTICLE I
CONTRIBUTION OF PARTNERSHIP INTERESTS, TERMINATION OF THE PARTNERSHIP, AND CERTAIN RELATED MATTERS

Section 1.01 Contribution. In consideration for the issuance of an aggregate number of shares of Common Stock (the "Shares"), which collectively shall represent at least twenty-five percent (25.00%) of the total outstanding shares of Common Stock of Buyer on a fully diluted basis as of the time at which the contribution of the Partnership Interests and the issuance of the Shares becomes effective (the "Closing"), and after giving effect to the funding contemplated under Section 1.05, and other good and valuable consideration, each of the Partners agrees to contribute and assign to Buyer, and Buyer hereby agrees to accept, and does hereby accept, the Partnership Interest of such Partner. The shares of Common Stock issuable hereunder shall be allocated in accordance with Schedule 1.03.
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Section 1.02  Termination of Partnership; Assumption of Partnership
Obligations. Buyer and each of the Partners hereby agree that all of the assets and liabilities of any kind, arising at any time before or after the Closing, of the Partnership shall become the assets and liabilities of Buyer, and the separate existence of the Partnership shall hereafter cease and be deemed to be a part of Buyer. Schedule 1.02 contains a description of certain material liabilities of the Partnership. At the time of the Closing, Buyer shall cause the indebtedness of the Partnership to Wells Fargo and certain of the Partners, in the principal amounts set forth in Schedule 1.02, together with all outstanding interest thereon, to be paid in full, except for an aggregate $150,000 which is owed to Messrs. Curtis, Kevlin and Slavin (the
"Partner Debt").   As part of the foregoing, Buyer shall pay at Closing
$50,000 to Mr. Kevlin and $25,000 to Mr. Slavin as partial repayment for amounts owed to them by the Partnership. Buyer shall assume the obligation for payment of the Partner Debt by issuing promissory notes (the "Partner Notes") in the principal amount of $50,000 to each of the foregoing Partners. The principal balances of the Partner Notes shall bear interest at a rate per annum equal to the prime rate (as published in the Wall Street Journal) plus 1% (adjusted at the end of each calendar month), and accrued interest shall be payable monthly. Payments of outstanding principal under the Partner Notes will be made within thirty (30) days of the end of each fiscal quarter of the Buyer until the Partner Notes are paid in full. Such payments of principal will be paid on a pro rata basis to each of the three Partners from the quarterly net profits earned by Buyer, calculated in accordance with generally accepted accounting principals consistently applied, as set forth in Buyer's SEC Documents (as defined below). The Partner Notes shall be secured by the Assets. If the contribution of the Partnership Interests should not close for any reason, regardless of fault, all shares of Common Stock that have been registered to the Partners shall be canceled.

Section 1.03 Instruments of Conveyance and Transfer. The Partners and Buyer agree to deliver at Closing:

  (a) the Partners shall deliver such instruments of conveyance and transfer, in form satisfactory to Buyer and its counsel, as shall be effective to vest in Buyer marketable title to the Partnership Interests; and

  (b) Buyer agrees to deliver certificates for the Common Stock of Buyer, in such amounts and to such order as requested by the Partners and as set forth on Schedule 1.03 hereto, which will collectively represent 25% of the total outstanding shares as of the date of the Closing (after giving effect to the funding contemplated under Section 1.05). The Partners acknowledge that the issuance of such shares is not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and that such shares will be "restricted securities" for purposes of Rule 144 promulgated under the Securities Act.

Section 1.04 Further Assurances. Upon execution of this Agreement, the Partners shall give to Buyer and to Buyer's representatives, auditors, and counsel full access during normal business hours to all of the assets and documents relating to the Partnership as Buyer may reasonably request. Promptly upon execution of this Agreement, the Partners shall use their reasonable efforts to obtain all consents (including, without limiting the generality of the foregoing, consents of any governmental agencies) necessary to the assignment and transfer to Buyer to effect the contributions set out in


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Section 1.01.  After the Closing, and at Buyer's request and without further consideration, the Partners agree to execute and deliver at their own expense such other instruments of transfer and take such other action as Buyer reasonably may require to more effectively transfer, and put Buyer in possession of the Partnership Interests. If by the Closing any contracts or rights have not been transferred to Buyer effectively, because of the non-consent of a third party, the Partners agree to seek to obtain such consent promptly. If any such consents are unobtainable, and the parties nonetheless agree to proceed with the Closing, the Partners agree to use their best commercial efforts to provide Buyer with the benefits of the contracts and rights, if any, in some other manner.

Section 1.05 Funding of Buyer's Business. Buyer agrees to demonstrate to the Partner's full satisfaction, funding commitments for a minimum of $1,000,000 to be invested in the equity of Buyer at Closing (the "Equity Financing"). Buyer covenants and agrees to use the proceeds from the Equity Financing in a manner consistent with Schedule 1.05 hereto. In order to ensure that Buyer uses the proceeds in such a manner, the entire net proceeds of the Equity Financing shall be placed into an interest bearing checking account with Wells Fargo Bank, or another mutually agreed upon bank, which shall require the joint signatures of the President of Buyer and the Partners' Representative (as defined in Section 1.06 below) for any withdrawal, encumbrance or other transfer of any amounts (including accrued interest) from or to the account to be effected. Buyer shall not allow any liens to be placed upon the account or the proceeds therein.

1.06 Partners' Agent as Partners Representative. Each of the Partners shall enter into a Shareholders Agreement at the Closing (the "Shareholders Agreement"), which shall govern all matters relating to the voting rights of the Partners with respect to their respective shares of Common Stock. The Shareholders Agreement shall provide for the election, appointment and replacement of one of the Partners as a representative of the Partners with respect to all matters between Buyer and such Partners under this Agreement (the "Partners' Representative"). The Partners' Representative will also serve as one of the representatives of the Partners on the Board of Directors, in accordance with Section 4.05 hereof. The Partners hereby designate the Partners' Agent elected pursuant to the Shareholders' Agreement from time to time to serve as their sole and exclusive agent with respect to their rights under this Agreement and the other documents executed at Closing (the "Closing Papers"), except for rights as shareholders or as parties to the Shareholders' Agreement. Whenever the Partners are entitled to receive a report, exercise a right, enforce an obligation or otherwise pursue a right under this Agreement or any Closing Paper, the Partners' Agent shall have the sole and exclusive authority and responsibility to receive such report, exercise such right, enforce such obligation or otherwise pursue such right. A Majority in Interest (as defined below) of the Partners may at any time and from time to time, remove the Partners' Agent and elect a new Person to serve as the Partners' Agent under this Agreement. Mr. Chris Curtis has been appointed under the Shareholders' Agreement to serve as the Partners' Agent until such time as it resigns or is removed as such by a Majority in Interest of the Partners. Mr. Curtis and any subsequent Partners' Agent shall execute an addendum to the Shareholders' Agreement, agreeing to be bound thereto as the "Partners' Agent" under such agreement. A "Majority In Interest" of the Partners shall mean, as of a specific time, the Partners holding greater than fifty percent (50%) of the outstanding Shares.
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Section 1.07  Closing.  The Closing of the contributions provided for in
Section 1.01 shall take place at a mutually convenient time and place on January 14, 2000, or such later date as is mutually agreed upon in writing by both Buyer and the Partners (the "Closing Date").

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE PARTNERS

Each of the Partners, jointly and not severally, represents, warrants, and covenants as follows:

Section 2.01 Approval of Agreements. Such Partner has the full and proper authority to execute and deliver this Agreement, and no other authorization or approval is required for such Partner to execute and deliver this Agreement.

Section 2.02 Condition of Assets. The Assets are in operating condition and in a good state of maintenance and repair. The Partners promise to cause the Partnership to maintain the Assets in good operating order and in a good state of health, maintenance and repair through the Closing. Allowances will, however, be made by Buyer for ordinary wear and tear incurred during normal operation by the Partnership.

Section 2.03 Taxes. The Partners agree that all taxes and assessments, if any, with respect to the Assets covered by this Agreement will be prorated as of the Closing Date, and allocated amongst thereon a pro rata basis in accordance with Schedule 1.03. Any existing tax liens or any tax liens which may arise as a result of any activity of the Partners conducted prior to Closing, will be the sole and absolute responsibility of the Partners, and allocated amongst them a pro rata basis in accordance with Schedule 1.03.

Section 2.04  Title to Assets; Partnership Interests.

  (a) The Partnership has good and marketable title to the Assets free and clear of all liens and encumbrances, except: (i) any liens, claims, and encumbrances disclosed in Schedule 1.02; and (ii) imperfections of title and encumbrances, disclosed to Buyer before Closing, that are not substantial in character, amount, extent, or that do not materially lessen the value of or interfere with the present use of the Assets; and

  (b) Such Partner has good and marketable title to its respective Partnership Interest, free and clear of all liens and encumbrances.

Section 2.05 Litigation. Such Partner knows of no litigation, proceeding, or governmental investigation that is pending or threatened against or relating to the Partnership or the transactions contemplated by this Agreement. As far as such Partner knows, no basis exists for any such action. If any litigation or proceeding arises, to which Buyer is involuntarily made a party, as a result of any inaction, activities, or actions of such Partner occurring prior to or including the Closing, such Partner shall indemnify and hold Buyer harmless from all damages, claims, and expenses (including attorney fees) resulting from the litigation or proceeding.

Section 2.06 Expenses and Taxes of Transactions Contemplated by this Agreement. Except as provided in Section 8.12, the Partner will pay:

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  (a)  all of its own expenses; and

  (b) all taxes payable by such Partner in connection with the sales, assignments, transfers, conveyances, and deliveries made pursuant to this Agreement.

Section 2.07 Disclosure. No representation or warranty by the Partner contained in this Agreement, any written certificate, list or other instrument furnished or to be furnished Buyer pursuant hereto or in connection with the transaction contemplated by this Agreement contains or will contain any untrue statement of a material fact. Nor does, or will, any representation, warranty, or instrument omit to state a material fact necessary in order to make the statements and information contained therein not misleading or necessary in order to provide Buyer with full and proper information as to the Partnership.

Section 2.08  Financial Statements.

  (a) Included in Schedule 2.08 are the unaudited balance sheet of the Partnership as of September 30, 1999, and the related statements of operations, cash flows and partners' equity for the period from inception to September 30, 1999, including the notes thereto and representations by the general partner of the Partnership to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

  (b) Within 60 days of the Closing, the Partnership shall provide the Company an audited balance sheet of the Partnership as of December 31, 1999, and the related statements of operations cash flows, and partners' equity for the period from inception to December 31, 1999.

  (c) The audited financial statements delivered pursuant to paragraph (b) above will be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and be audited by certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission (the "SEC"). The audited financial statements will be presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

  (d) The books and records, financial and otherwise, of the Partnership are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions of and dispositions of the assets of the Partnership.

  (e) The Partnership has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date.
All such returns and reports are accurate and correct in all material respects. Proper and accurate amounts of taxes have been withheld by or on behalf of the Partnership with respect to all material compensation paid to employees of the Partnership for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all material accrual or material arrangement for or payment of bonuses or special compensation applicable federal, state, and local tax and other laws.
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Section 2.09  Employee Relations. The Partnership and Partners have complied in all material respects with all applicable laws, rules, and regulations that relate to salaries, wages, hours, harassment, disabled access, overtime compensation, employee privacy rights, occupational health and safety and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except as set forth on the financial statements attached as Schedule 2.08 hereto.

Section 2.10 Acquisition of the Buyer's Common Stock. The Buyer and the Partners understand and agree that the consummation of this Agreement including the issuance of the Common Stock to the Partners in exchange for their respective interests in the Partnership as contemplated hereby, constitutes an offer and sale of securities under the Securities Act and applicable state statutes. The Buyer and the Partners agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

  (a) The Partner acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Common Stock, and that this transaction involves certain risks.

  (b) The Partner has no present intention of dividing the Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights.

  (c) The Partners understand that the Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Shares must be made in compliance with the applicable rules and regulations of the Securities Act.

  (d) The Partners acknowledge that the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

Section 2.11  Information.   The Partner has been furnished all documents
relating to the business, finances and operations of the Buyer which the Partner requested from Buyer and has been able to evaluate the risks and merits associated with an investment in the Common Stock to its satisfaction. The Partner has been afforded the opportunity to ask questions of Buyer's representatives concerning Buyer in making the decision to acquire the Common Stock, and such questions have been answered to its satisfaction.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BUYER

Buyer represents, warrants and covenants as follows:

Section 3.01 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. Buyer has the corporate power and is authorized under all applicable laws to own or lease all of its property and equipment and to carry on its business in all


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material respects as it is now being conducted.  The execution of this
Agreement and the consummation of the transactions required by this Agreement in accordance with the Agreement's terms does not violate any provision of Buyer's articles of incorporation or bylaws. Buyer has the power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization and related laws and general principals of equity.

Section 3.02  Subsidiaries.   Schedule 3.02 hereto sets forth each subsidiary
of Buyer, showing the jurisdiction of its incorporation or organization. Each subsidiary is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by Buyer.

Section 3.03 Approval of Agreements. Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Buyer has obtained all necessary corporate and other approvals in order to authorize the execution and delivery of this Agreement by Buyer and the performance of the transactions contemplated pursuant to this Agreement, except that Buyer must obtain shareholder approval for an amendment to its certificate of incorporation (the "Certificate of Amendment") to increase the number of authorized shares of Common Stock in order to issue the Shares. At the Closing, Buyer shall deliver to the Partners a copy of any Board of Directors or shareholder resolutions granting authorizations and approvals for the transactions contemplated by this Agreement.

Section 3.04 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, (a) any applicable laws, rules or regulations to which Buyer or its businesses are subject, or (b) any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Buyer is a party or to which any of Buyer's properties or operations are subject.

Section 3.05  SEC Documents.   Buyer has filed with the Securities and
Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). Since December 31, 1998, all SEC Documents required to be filed were timely filed, except for those listed on Schedule 3.05 hereto. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be


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indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-Q under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of Buyer and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither Buyer nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of Buyer or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with this Agreement.

Section 3.06 Capitalization. The authorized and issued capital stock of Buyer is as listed on Schedule 3.06. All such issued and outstanding shares are, or will be when issued in accordance with this Agreement, duly authorized and validly issued, fully paid and nonassessable. Buyer has reserved such number of shares of Common Stock for issuance pursuant to its existing stock option plans as is set forth on Schedule 3.06. The outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from Buyer of any shares of its capital stock are set forth on
Schedule 3.06. Except as described above, there are no other outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements, to purchase or otherwise acquire or issue any equity securities of Buyer. Buyer has not declared, paid, made or set aside or agreed, arranged or committed to so do, any dividend, payment or distribution to its shareholders.

Section 3.07  No Material Adverse Change.   Since December 31, 1998, the
business of Buyer and each subsidiary has been operated in the ordinary course and substantially consistent with past practice and there has not been any material adverse change in the business, assets, financial condition, results of operations, affairs or prospects of Buyer or any of its subsidiaries (a "Material Adverse Change").

Section 3.08  Registration Rights.   The only registration rights, including
piggyback rights, granted (or agreed to be granted) to any person or entity other than the Partners' are set forth on Schedule 3.08. None of the registration rights disclosed on Schedule 3.08 are senior in priority to the registration rights provided for in this Agreement.

Section 3.09  Market for Common Stock.   The Common Stock is quoted on the
over-the-counter market as quoted by the NASD's OTC Bulletin Board, and there are no proceedings to revoke or suspend such listing. The transfer of the Common Stock as contemplated hereby will not result in a violation of the NASD rules and regulations.

Section 3.10  No Misrepresentation.   No representation or warranty by Buyer
in this Agreement (including any Exhibit or Schedule hereto) and no statements of Buyer contained in any document, certificate, schedule or other information


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furnished or to be furnished by or on behalf of Buyer pursuant to this
Agreement contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to Buyer or any of its subsidiaries or their respective business affairs, assets, properties, prospects, operations or financial condition which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by Buyer in a registration statement filed on the date hereof by Buyer under the Securities Act with respect to the primary issuance of the Company's securities. Buyer has delivered true and complete copies of all documents requested by the Purchasers.

Section 3.11  No Brokers or Finders.   No person or entity has or will have,
as a result of any engagement or contractual obligation incurred by Buyer, any right, interest or valid claim against any Partner for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

Section 3.12  Information.   Buyer has been furnished all documents relating
to the business, finances and operations of the Partnership which Buyer requested from the Partnership and has been able to evaluate the risks and merits associated with an investment in the Partnership Interests to its satisfaction. Buyer has been afforded the opportunity to ask questions of the Partnership's representatives concerning Partnership in making the decision to acquire the Partnership Interests, and such questions have been answered to
its satisfaction.   Buyer acknowledges that the value of the Partnership
Interests contributed by the Partners has been determined by Buyer's use of projections of future results of the Partnership, and that there is no guaranty that such results of the Partnership or any particular return on the Partnership Interests will be achieved.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Encumbrances. The Partners agree that between the date hereof and the Closing, the Partners shall provide the Buyer with a list of all UCC-1 filings setting forth all encumbrances on the Assets.

Section 4.02 Access to Information. The Partners and Buyer agree that until the Closing, during normal business hours, the Partners will afford Buyer, its counsel and accountants with full access to the Partnership's records and other data relating to its business as Buyer may reasonably request.

Section 4.03 Indemnification of Buyer. The Partners agree to defend and indemnify Buyer against:

  (a) All liabilities of the Partners which are not expressly assumed by Buyer pursuant to this Agreement; and

  (b) All proceedings, claims, and expenses incident to any of the foregoing, provided, however, that if any of the foregoing are commenced against Buyer, in respect of which Buyer proposes to demand indemnification, the Partners shall be notified to that effect promptly. The Partners shall have the right to assume entire control of the defense, compromise, or settlement thereof,


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including employment at its expense of counsel satisfactory to Buyer. In connection with such defense, Buyer shall cooperate fully to make available to the Partners all pertinent information under Buyer's control.

Section 4.04 Termination or Rescission of Agreement. If Buyer should become aware of any undisclosed liens, liabilities, or encumbrances relating to the Partnership Interests within the first six months subsequent to the Closing, Buyer shall be permitted, at its option, to either (i) rescind this Agreement and cancel all shares issued pursuant hereto; (ii) or reduce the number of shares issued as part of the contribution of the Partnership Interests affected thereby based on the proportion of the difference between the undisclosed liability at Closing as it relates to the value of such shares at Closing.

Section 4.05 Board of Directors. Upon Closing and until the Partners no longer hold shares of Common Stock, the Majority in Interest of the Partners may by notice in writing addressed to Buyer from time to time appoint one (1) person to serve on the Board of Directors of Buyer. The Majority in Interest of the Partners may remove the person representing them on the Board of Directors, and shall have the sole right to appoint a person to fill any vacancy created by the resignation, removal, incapacity or retirement of any persons representing them on the Board of Directors by written notice to Buyer. In the event the number of members of the Board of Directors shall be increased, the Majority in Interest of the Partners shall be entitled to designate such additional number of directors as is necessary to allow them to designate and elect at least one-third of the members of the Board of Directors (rounded up to the nearest whole number of directors). At least one of the appointees of the Partners shall be the Partners' Representative.

Section 4.06 Future Issuances and Sales of Stock. Except as currently provided by Buyer's stock option plans, Buyer may not authorize, issue or sell, directly or through any subsidiary, any shares of capital stock or securities or instruments convertible into such shares without the prior written consent of the Majority Partners. In addition, Buyer shall not enter into any merger or similar transaction in which Buyer is not the surviving corporation without the prior written consent of the Majority Partners.

Section 4.07 Employees of the Business. After the Closing, Buyer will offer employment to all of the current employees of the Partnership on terms that are reasonably consistent with their terms of employment by the Partnership, including without limitation any rights to employee benefits. Buyer acknowledges, however, that one or more of the Partners may contact and solicit Matt Evans regarding possible employment with respect to another business currently being pursued by them. Schedule 4.07 sets forth a list of the employees of the Partnership and their current compensation as of the date of this Agreement.

Section 4.08  Covenants of Buyer.  Buyer hereby covenants that:

  (a)  Exchange Act Filings.   Buyer shall use its best efforts to file in a
timely manner all reports and other documents required to be filed by it under the Exchange Act, and, promptly upon filing, deliver copies of such reports to each Partner. Buyer shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

  (b) Use of Proceeds. Buyer shall use the net proceeds from the Equity Financing in accordance with the provisions of Section 1.05.

  (c) Nasdaq Requirements. Buyer shall use its best efforts to continue to meet all requirements necessary for inclusion of the Common Stock in the over-the-counter market or any other market or exchange on which it subsequently becomes listed or quoted.

  (d)  Removal of Legends.   Any legend endorsed on a certificate pursuant to
the Shares being "restricted securities," and any related stop transfer instructions with respect to any Shares shall be removed, and Buyer shall within two (2) business days cause its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Shares shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide Buyer with an opinion of counsel, reasonably satisfactory to Buyer, to the effect that a sale, transfer or assignment of such Shares may be made pursuant to Rule 144(k) under the Securities Act.

  (e) Within ten (10) calendar days from the date of this Agreement, Buyer will have completed and filed with the Secretary of State of Utah the Certificate of Amendment authorizing sufficient additional shares of Common Stock to satisfy the obligations of Buyer under this Agreement (and any other notes, instruments or agreements convertible into Common Stock) to issue such stock. Buyer will promptly after the completion of such filing and at all times thereafter take such actions as are necessary to reserve such number of shares of Common Stock as are from time to time issuable under such notes, instruments or agreements.

Section 4.09 Additional Information and Financial Statements. To the extent required, the Buyer and the Partnership shall utilize their best efforts and cooperate to provide the financial information necessary to present the pro forma consolidated financial statements, including a pro forma consolidated balance sheet, pro forma consolidated income statements, for all periods required to be presented, including the notes thereto, and in the form and manner required for use in the Form 8-K [Item 2. Acquisition or Disposition of Assets and Item 7. Financial Statements and Exhibits] and/or any other document required to be filed with the SEC, requiring the presentation of the Buyer's financial statements under generally accepted accounting principles.

Section 4.10  Compliance with Federal and State Blue Sky Laws

  (a) In connection with the transaction contemplated by this Agreement, the Buyer and the Partners shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Partners reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

  (b) In order to more fully document reliance on the exemptions as provided herein, the Buyer, the Partners, and the Partnership shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the Buyer or the Partnership and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer under this Agreement are subject to the satisfaction, before the Closing, of the following conditions:

  (a) All proceedings taken by the Partners in connection with the transactions contemplated by this Agreement and all instruments and documents required in connections herewith shall be reasonably satisfactory in form and substance to Buyer and its counsel;

  (b) The representations and warranties of the Partners contained in this Agreement and the information in all Schedules, certificates, documents, and other writings delivered to Buyer shall be deemed to have been made and delivered again at the Closing and all shall then be true and complete in all material respects. The Partners shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing;

  (c) There shall have been no Material Adverse Changes in the Partnership Interests of the Partners to be contributed pursuant to this Agreement;

  (d) The Partners shall have paid or made arrangements for payment at the Closing, through payments into escrow or similar arrangements, of all obligations, the repayment of which are secured by a lien, claim, or encumbrance on any of the Partnership Interests to be conveyed or transferred to Buyer; and

  (e) The Partners shall not be a party to, or threatened with, any litigation or proceeding relating to any transactions contemplated by the Agreement that, in the good faith judgment of Buyer's counsel, would materially affect the desirability of carrying out this Agreement from Buyer's point of view.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTNERS

The obligations of the Partners under this Agreement are subject to the satisfaction, before the Closing, of the following conditions:

  (a) All proceedings taken by Buyer in connection with the transactions contemplated by this Agreement and all instruments and documents required in connections herewith shall be reasonably satisfactory in form and substance to the Partners and their counsel;

  (b) The representations and warranties of Buyer contained in this Agreement and the information in all Schedules, certificates, documents, and other writings delivered to delivered to the Partners pursuant hereto, including the SEC Documents, shall be deemed to have been made again at the Closing and shall then be true in all material respects;

  (c) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

  (d) The Partners shall have been furnished with certificates of appropriate officers of Buyer, dated the Closing date, certifying in such details as the Seller may reasonably request to the fulfillment of the foregoing conditions;

  (e) There shall have been no Material Adverse Changes in Buyer's assets or properties, or the Common Stock (including without limitation any delisting or suspension in the quoting thereof on the over-the-counter market or other related proceedings with respect thereto) to be transferred pursuant to this Agreement;

  (f) Neither the Partners or Buyer shall be a party to, or threatened with, any litigation or proceeding relating to any transactions contemplated by the Agreement that, in the good faith judgment of the Partners' counsel, would materially affect the desirability of carrying out this Agreement from the Partners' point of view; and

  (g) Buyer shall have completed, or at a minimum have received in escrow all of the committed capital to be received in, the Equity Financing contemplated under Section 1.05 of this Agreement.

ARTICLE VII
REGISTRATION RIGHTS

Section 7.01  "Piggyback" Registrations.

  (a) If Buyer decides to register any of its Common Stock (the "Registrable Securities") under the Securities Act, on a form which is suitable for an offering for cash of shares of Buyer held by third parties and which is not a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the SEC is applicable or on Forms S-4 or S-8 or any successor thereto, Buyer will promptly give written notice to each Partner, and in any event no less than twenty (20) days prior to the filing of the registration statement, and Buyer will use all reasonable efforts to effect the registration under the Securities Act of all securities that such Partner requests be included in such registration by a written notice delivered to Buyer within fifteen (15) days after the notice given by Buyer.

  (b) If the registration involves an underwritten public offering, Buyer will not be required to register securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"). If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall first be allocated to Buyer for securities being sold for its own account and thereafter shall be allocated (on a pro rata basis according to Registrable Securities owned or obtainable by such Partner and any others holding Registrable Securities) to the holders of Registrable Securities requesting inclusion in the registration.

  (c) If Buyer elects to terminate any registration filed under this Section 7.01, Buyer will have no obligation to register the securities sought to be included by any Partner in such registration.

Section 7.02 Procedure for Registration. Whenever Buyer is required under this Agreement to register Common Stock, it agrees to the following:

  (a) Use all reasonable efforts to prepare promptly for filing with the SEC a registration statement and such amendments and supplements thereto and other filings as may be necessary to cause such registration statement to become effective and to keep such registration statement effective and to comply with the provisions of the Securities Act for the period necessary to complete the proposed public offering;

  (b) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of its Common Stock;

  (c) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the selling holders, if any; and

  (d) Use all reasonable efforts to register or qualify the Common Stock covered by the registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling holder may reasonably request, although Buyer will not have to register in any states that require it to qualify to do business or subject itself to general service of process, and Buyer will not be required to register in more states than are necessary to permit the sale of the securities.

Section 7.03 Indemnification. Subject to applicable law, Buyer will indemnify each Partner and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by Buyer of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities incurred by an Partner to the extent they may have been caused by an untrue statement or omission based upon information furnished in writing to Buyer by such Partner, or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to Buyer by an Partner, such person will indemnify Buyer, its directors and officers, the other persons selling securities under the registration statement and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission (including those incurred in connection with investigating or defending against such claims), up to the aggregate net proceeds received by such Partner in such offering.

Section 7.04 Obligations of the Partners and Others in a Registration. Each Partner agrees timely to furnish such information regarding such person and the securities sought to be registered and to take such other action as Buyer may reasonably request in connection with the registration, qualification or compliance activities taken by Buyer with respect to a registration in which such Partner is participating. If a registration in which a Partner is participating pursuant to this Article VII involves an underwriter, such Partner agrees, upon the request of such underwriter, not to sell any unregistered securities of Buyer for a period of days not to exceed one hundred twenty (120) days, following the effective date of the registration statement for such offering and to enter into an underwriting agreement with such underwriters containing usual and customary terms and provisions.

Section 7.05 Fees and Expenses. If Buyer registers securities for a Partner under this Article VII, all expenses of the registration and offering, including federal and state registration and filing fees, printing expenses (including such number of any preliminary and the final prospectus as may be reasonably requested) and the fees and disbursements of counsel and of independent accountants and other experts of Buyer, and the reasonable fees and expenses of not more than one independent counsel for the Investors will be borne by Buyer, except that each Partner will bear underwriting discounts and commissions attributable to its securities being registered and transfer taxes on shares being sold by it.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 No Representations Regarding Tax Treatment. No representation or warranty is being made by either party to the other regarding the treatment of the transactions contemplated hereby for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such party's legal, accounting, or other adviser.

Section 8.02 Bulk Sale Law. If applicable, each Partner warrants that it will comply with Article Six (6) of the Uniform Industry Code covering the requirements of a bulk sale as in effect in the State of Texas.

Section 8.03 Governing Law. The Partners and Buyer intend that this Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Texas.

Section 8.04 Notices. Any notices or other communication required or permitted by this Agreement must be in writing and shall be sufficiently given if personally delivered to the other party, or, if sent by electronic communication and confirmed by postage prepaid registered mail, certified mail, or overnight courier addressed to such addresses as shall be furnished in writing by any party in the manner for giving notices. Any such notice or communication given in accordance with this section shall be deemed to have been given as of the date personally delivered, or one day after the date when sent by electronic communication and confirmed by registered mail, certified mail, or overnight courier as outlined above.

Section 8.05 Attorney Fees. In the event that any party institutes any action to enforce this Agreement or to secure relief from any breach, the breaching party shall reimburse the nonbreaching party for all costs, including reasonable attorney fees, incurred in connection therewith and in enforcing or collecting any judgment.

Section 8.06 Schedules. Whenever in any section of this Agreement reference is made to information set forth in the Schedules, such reference is to information specifically set forth in such Schedules.

Section 8.07 Third Party Beneficiaries. This Agreement is solely between Buyer and the Partners, and, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.08 Entire Agreement. This Agreement represents the entire agreement between Buyer and the Partners relating to the matters set forth herein. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the matters set forth herein. There are no other courses of dealing, understandings, agreements, representations, or warrants, written or oral, except as set forth in this Agreement.

Section 8.09 Survival; Termination. The representations, warranties, and covenants of the Buyer and the Partners shall terminate on the Closing Date, except that the covenants set forth in sections 1.01 through 1.05, sections
4.03 through 4.08, Article VII and Article VIII shall survive the Closing, and those set forth in Articles II and III shall survive the Closing for a period of twelve (12) months. The liability of any Partner with respect to matters relating to this Agreement shall be limited to a return of the total consideration received by such Partner at the Closing.

Section 8.10 Amendment of Waiver. Every right and remedy provided for in this Agreement shall be cumulative with every other right and remedy, whether conferred in this Agreement, at law, or in equity, and may be enforced concurrently. No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then or thereafter occurring. At any time prior to the date of Closing, this Agreement may be amended in writing signed by both Buyer and the Partners with respect to any of the terms contained herein. Any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.11 Assignments. No party may assign any of its rights or delegate any of its obligations under this Purchase Agreement without the express written consent of the other party.

Section 8.12 Expense of Transaction. Each party hereto shall bear its/his own expenses in connection with the transaction described herein; provided, however, that upon written demand of the Partners, Buyer shall pay to the Partners an amount equal to $3,000, which shall be used to pay a portion of the legal expenses incurred by the Partners with respect to the transactions contemplated by this Agreement.

Section 8.13 Representation by Counsel. Buyer and each of the Partners hereby represents, warrants, acknowledges and admits that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, and (b) it has made an independent decision to enter into this Agreement and the other related documents hereto to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the other parties, whether written, oral or implicit, other than as expressly set out in this Agreement.

Section 8.14 Termination Rights. This Agreement may be terminated by either the Partners or Buyer, if either such party is not then in default of its obligations hereunder, upon written notice to the other upon the occurrence of any of the following:

  (a)  If the Closing has not occurred on or before January 28, 1999;

  (b) If either party defaults or otherwise breaches its obligations under this Agreement and such default has not been cured within 30 days of written notice of such default by the other party;

  (c) By the Partners or Buyer if on the Closing Date any of the conditions precedent to the obligations of the Partners or Buyer, respectively, set forth in this Agreement have not been satisfied or waived by such party; or

  (d)  By mutual consent of the parties hereto.

IN WITNESS WHEREOF, the corporate party and the individual parties hereto have caused this Agreement to be executed today, January 3, 2000.


ATTEST:
BUYER:

      DRYDEN INDUSTRIES, INC., a Utah corporation

By:  /S/ Nicole Garcia
By:/S/R. Lee Matzig

      Its: President

PARTNER SIGNATURE PAGE

ATTEST: /S/Alan Campbell

THE PARTNERS:

By:

/S/Christopher D. Curtis

/S/G. Patrick Kevlin

/S/Kimberly J. Kevlin

/S/Edward Slavin

/S/Mark A. Roos

/S/Charles C. Cunningham

/S/Vince Bove

/S/Erik Foster

/S/Chris Dishman

/S/Christopher D. Curtis , President,C2, INC., a Texas corporation,General Partner of the Partnership

SCHEDULES

Schedule 1.01    Schedule of Certain Assets
Schedule 1.02    Schedule of Certain Liabilities
Schedule 1.03    Allocation of Common Stock
Schedule 1.05    Use of Proceeds
Schedule 2.08    Financial Statements
Schedule 3.02    Subsidiaries
Schedule 3.05    SEC Reports Not Timely Filed
Schedule 3.06    Capitalization
Schedule 3.08    Registration Rights
Schedule 4.07    Employees of the Partnership

Schedule 1.01
Schedule of Certain Assets (December 17, 1999)

  Cash                      $   21,311
  Acct Receivable               36,763
  Other Current Assets          14,635
  Fixed Assets                 161,599
  Other Assets                   3,500
                             ---------
     Total Assets            $ 237,808


Schedule 1.02
Schedule of Certain Liabilities (December 17, 1999)

  Accounts Payable           $   10,308
  Credit Cards                      381
  Jobs Booked                    10,500
  Sales Tax Payable               3,091
  Wells Fargo                   219,881
  N/P Curtis                     50,000
  N/P Kevlin                    100,000
  N/P Slavin                     75,000
                             ----------
     Total Liabilities        $ 469,161


Schedule 1.03
Allocation of Shares

Partner:        Shares:      Percentage:
----------    ------------   -----------
C2, Inc.          932,617             2%
Curtis         20,983,887            45%
Kevlin         16,320,802            35%
Slavin          4,196,778             9%
Roos              466,309             1%
Cunningham        466,309             1%
Bove              466,309             1%
Foster            466,309             1%
Dishman         2,331,543             5%
               ----------          -----
     Total     46,630,863           100%

Schedule 1.05
Use of Proceeds

    Proceeds (Net)                               $ (2,000,000)

Retirement of Debt - At closing                       300,000
Equipment & Server
  Upgrades -       1st Quarter 00                     120,000
Leasehold Improvements -   1st Quarter 00              25,000
Office Equip & Furniture -   1st Quarter 00            25,000
Marketing Programs -     1st Quarter 00               125,000
Working Capital -     1st Quarter 00                  250,000
Sales Equipment                                         5,000
                                                  -----------
  Total 1st Quarter Use of Proceeds               $   825,000

   Proceeds (Net)                                  (1,175,000)

Marketing Programs -     2 nd Quarter 00          $    25,000
Working Capital -     2 nd Quarter 00                 100,000
Technical Sales Equip -     2 nd Quarter 00            15,000
Servers                                                20,000
Leasehold Improvements                                 25,000
Office equip and furn                                  25,000
                                                  -----------
   Total 2 nd Quarter Use of Proceeds            $    210,000

   Proceeds (Net)                                  (  965,000)

Marketing Programs -     3 rd Quarter 00         $     25,000
Working Capital -     3 rd Quarter 00                  25,000
Servers                                                30,000
Sales Equipment                                        15,000
                                                  -----------
  Total 3 rd Quarter Use Of Proceeds             $     95,000

   Proceeds (Net)                                 (   870,000)

Marketing Programs -     4 th Quarter 00        $      25,000
Technical Sales Equip -     4 th Quarter 00            15,000
Equipment & Server
   Upgrades -       4 th Quarter 00                    10,000
Working Capital      4 th Quarter 00                   25,000
                                                  -----------
   Total 4 th Quarter Use of Proceeds           $      75,000

    Proceeds (Net)                                  ( 795,000)

Schedule 2.08
Financial Statements

Vista Balance Sheet as of September 30, 1999

Assets                                   Sept. 30, 1999
  Current Asset                          --------------
   Checking/Savings -- Wells Fargo       $    17,102.09
                                         --------------
Total Checking/Savings                        17,102.09

Accounts Receivable                           47,430.28
                                         --------------
Total Accounts Receivable                     47,430.28

Other Current Assets
  Employee Advance                             2,550.71
  Receivable from Photography                  4,077.49
  Petty Cash                                     935.23
                                         --------------
Total Other Current Assets                     7,563.43
                                         --------------
Total Current Assets                          72,095.80

Fixed Assets
  Capitalized Loan Cost                        5,832.60
  Leasehold improvements                      13,236.52
  Office Furniture & Equipment                31,693.50
  Video Equipment                            178,397.78
  Accumulated depr. & amort.                 (78,001.00)
                                         --------------
Total Fixed Assets                           151,159.40

Other Assets
  Wedding Equip. Receivable                    7,500.00
  Deposits                                     3,500.00
                                         --------------
Total Other Assets                            11,000.00
                                         --------------
TOTAL ASSETS                                 234,255.20
                                         ==============
LIABILITIES & EQUITY
  Current Liabilities
   Accounts Payable                      $    17,052.68
                                         --------------
Total Accounts Payable                        17,052.68

   Credit Cards
    Wells Fargo-Tim Graser                       500.00
    Wells Fargo-Mark Roos                          0.01
    Wells Fargo-Chris Curtis                    (367.46)
                                         --------------
Total Credit Cards                               132.55

Financial Statements

Vista Balance Sheet as of September 30, 1999

Current Liabilities [Continued]          Sept. 30, 1999
                                         --------------
  Other Current Liabilities
   Jobs booked/not done                  $    18,900.00
   Sales Tax payable                           2,939.47
                                         --------------
Total Other Current Liabilities               21,839.47
                                         --------------
TOTAL CURRENT LIABILITIES                     39,024.70

Long Term Liabilities
  Wells Fargo Credit Line                     36,928.97
  Notes Payable-Curtis                        25,000.00
  Note Payable-Wells Fargo                   113,396.44
                                         --------------
TOTAL LONG TERM LIABILITIES                  175,325.41
                                         --------------
TOTAL LIABILITIES                            214,350.11

Equity
  Paid-in capital, Slavin                     75,000.00
  Opening Bal Equity                          (5,645.01)
  Paid-in capital, Curtis                     75,000.00
  Paid-in capital, Kevlin                    150,000.00
  Paid-in capital, Other                         150.00
  Retained Earnings                         (212,293.63)
  Net Income                                 (62,306.27)
                                         --------------
TOTAL EQUITY                                  19,905.09
                                         --------------
TOTAL LIABILITIES & EQUITY                   234,255.20
                                         ==============

Schedule 3.02
Subsidiaries
LOMBARDO'S PASTERIA, INC.(A Florida corporation)
NGU DISTRIBUTION, INC. (A Florida corporation)
TULIP BAKERY, INC. (A Florida corporation)

The three subsidiaries are wholly owned by the Company and have been inactive since May of 1998 for LOMBARDO'S and March of 1998 for NGU and TULIP.

The subsidiaries are currently shown as "administrative dissolution for annual report" meaning the State of Florida has dissolved the subsidiaries because no annual report has been filed with the state in 1998 or 1999.

The Company intends to dissolve the subsidiaries.

Schedule 3.05
SEC Reports Not Timely Filed

The Company was late filing the following reports in 1998 and 1999:
  1998 10KSB Annual Report
  1999 10QSB 1st Quarter Report
  1999 10QSB 2nd Quarter Report

There was no adverse effect on the Company for the late filings. All required filings were made and the Company sees no cause for any future late filings.

Schedule 3.06
Capitalization

The Company is authorized to issue 150,000,000 shares of Common Stock.

The Company had 54,330,688 shares issued and outstanding (on a fully diluted basis) as of the last quarterly 10QSB filing made for the 3rd quarter ended September 30, 1999. The Company intends to issued up to an additional 70,000,000 shares of Common Stock (on a fully diluted basis), primarily for the settlement of debts on its balance sheet, which included 20,000,000 shares of Common Stock issuable upon the exercise of stock options authorized under the Company's 1999 Stock Option Plan.

At the time of the Closing, it is estimated that the total number of outstanding shares of Common Stock will be approximately 135,000,000, which will include shares issuable pursuant to the Equity Financing.


Schedule 3.08
Registration Rights

There are currently no registration rights granted to any future stock issuance other than those described in Section 3.08 of the Agreeement.

Schedule 4.07
Employees of the Partnership

Employee      Annual Salary      Revenue Sharing (%) (1)
--------      -------------      ----------------------
Chris Dishman       $36,000        6.5%
Mark Roos           $24,000        5.0%
Matt Evans          $24,000        4.0%
Tim Grasier         $24,000        7.5%
Nicole Garcia       $22,500        2.0%

(1) The Partnership has a revenue sharing program to supplement its employees' compensation, whereby the eligible employees receive a set percentage of the gross profits of the Partnership, on a monthly basis.